================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                     among:

                                   SBE, INC.,
                             a Delaware corporation;

                         TELECOM ACQUISITION SUB, INC.,
                             a Delaware corporation;

                             LAN MEDIA CORPORATION,
                            a California corporation;

                                       and

                    THE SHAREHOLDERS OF LAN MEDIA CORPORATION



                           ---------------------------

                            Dated as of July 14, 2000

                           ---------------------------

================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE

SECTION 1.        DESCRIPTION OF TRANSACTION......................................................................1

         1.1      Merger of Merger Sub into the Company...........................................................1

         1.2      Effect of the Merger............................................................................1

         1.3      Deliveries/Effective Time.......................................................................2

         1.4      Articles of Incorporation and Bylaws; Directors and Officers....................................4

         1.5      Conversion of Shares............................................................................4

         1.6      Closing of the Company's Transfer Books.........................................................6

         1.7      Exchange of Certificates........................................................................6

         1.8      Dissenting Shares...............................................................................7

         1.9      Tax Consequences................................................................................7

         1.10     Accounting Consequences.........................................................................8

         1.11     Further Action..................................................................................8

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PRINCIPAL SHAREHOLDERS........................8

         2.1      Due Organization; No Subsidiaries; Etc..........................................................8

         2.2      Articles of Incorporation and Bylaws; Records...................................................9

         2.3      Capitalization, Etc.............................................................................9

         2.4      Financial Statements...........................................................................10

         2.5      Absence of Changes.............................................................................11

         2.6      Title to Assets................................................................................12

         2.7      Bank Accounts; Receivables; Customers..........................................................13

         2.8      Equipment; Leasehold...........................................................................13

         2.9      Proprietary Assets.............................................................................14

         2.10     Contracts......................................................................................15

         2.11     Liabilities....................................................................................17

         2.12     Compliance with Legal Requirements.............................................................18

         2.13     Governmental Authorizations....................................................................18

         2.14     Tax Matters....................................................................................18

         2.15     Employee and Labor Matters; Benefit Plans......................................................20

         2.16     Environmental Matters..........................................................................23

         2.17     Sale of Products; Performance of Services......................................................24


                                       i.

         2.18     Insurance......................................................................................24

         2.19     Related Party Transactions.....................................................................25

         2.20     Legal Proceedings; Orders......................................................................25

         2.21     Authority; Binding Nature of Agreement.........................................................26

         2.22     Accounting Matters.............................................................................26

         2.23     Vote Required..................................................................................26

         2.24     Non-Contravention; Consents....................................................................26

         2.25     No Brokers.....................................................................................27

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................................27

         3.1      SEC Filings; Financial Statements..............................................................27

         3.2      Authority; Binding Nature of Agreement.........................................................28

         3.3      Valid Issuance.................................................................................28

         3.4      Organization, Standing and Power...............................................................28

         3.5      No Violation or Conflict.......................................................................29

         3.6      Consent or Approval of Governmental Authorities................................................29

         3.7      Tax Matters....................................................................................29

         3.8      Capitalization; Ownership of Stock.............................................................29

         3.9      Brokers........................................................................................30

SECTION 4.        INDEMNIFICATION, ETC...........................................................................30

         4.1      Survival of Representations, Etc...............................................................30

         4.2      Indemnification by Shareholders................................................................31

         4.3      Threshold; Ceiling.............................................................................31

         4.4      No Contribution................................................................................32

         4.5      Defense of Third Party Claims..................................................................32

         4.6      Exercise of Remedies by Indemnitees Other Than Parent..........................................33

         4.7      Indemnification by Parent......................................................................33

SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES AND MISCELLANEOUS PROVISIONS...............................34

         5.1      Stock Options..................................................................................34

         5.2      Affiliate Agreements...........................................................................35

         5.3      Further Assurances.............................................................................35

         5.4      Fees and Expenses..............................................................................35

         5.5      Attorneys' Fees................................................................................35


                                      ii.

         5.6      Shareholders' Agent............................................................................35

         5.7      Notices........................................................................................36

         5.8      Confidentiality................................................................................36

         5.9      Revocation of ADEA Waiver and Release..........................................................37

         5.10     Time of the Essence............................................................................37

         5.11     Headings.......................................................................................37

         5.12     Counterparts...................................................................................37

         5.13     Governing Law; Venue...........................................................................37

         5.14     Successors and Assigns.........................................................................38

         5.15     Remedies Cumulative; Specific Performance......................................................38

         5.16     Waiver.........................................................................................38

         5.17     Amendments.....................................................................................38

         5.18     Severability...................................................................................38

         5.19     Parties in Interest............................................................................39

         5.20     Entire Agreement...............................................................................39

         5.21     Construction...................................................................................39


                                      iii.

                                    EXHIBITS

Exhibit A         -        Shareholders

Exhibit B         -        Certain definitions

Exhibit C         -        Form of Shareholder Representation Letter

Exhibit D         -        Form of Escrow Agreement

Exhibit E         -        Form of Employment Agreement

Exhibit F         -        Form of Registration Rights Agreement

Exhibit G         -        Form of legal opinion of Brobeck, Phleger & Harrison LLP

Exhibit H         -        Form of legal opinion of Cooley Godward LLP

Exhibit I         -        Form of tax representation letter of the Company

Exhibit J         -        Form of tax representation letter of Parent

Exhibit K         -        Form of Affiliate Agreement

Exhibit L         -        Form of pooling interest letter from PricewaterhouseCoopers LLP

Exhibit M         -        Form of Spousal Consent


                                      iv.

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of July 14, 2000, by and among: SBE, INC., a Delaware corporation ("Parent"); TELECOM ACQUISITION SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); LAN MEDIA CORPORATION, a California corporation (the "Company"); the parties identified on Exhibit A (the "Principal Shareholders"), and the shareholders of the Company selling shares pursuant to this Agreement, including the Principal Shareholders (the "Shareholders"). Certain capitalized terms used in this Agreement are defined in Exhibit B.

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement, the Delaware General Corporation Law and the California Corporations Code (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

         B. It is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For financial reporting purposes, it is intended that the Merger be accounted for as a "pooling of interests."

         C. This Agreement has been adopted and approved by the respective boards of directors of Parent, Merger Sub and the Company.

         D. The Shareholders own a total of 3,956,234 shares of the voting common stock, no par value per share, of the Company ("Company Common Stock").

                                    AGREEMENT

         The parties to this Agreement agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

         1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.


                                      1.

         1.3 DELIVERIES/EFFECTIVE TIME.

                  (a) On the date hereof, a properly executed agreement of merger conforming to the requirements of the California General Corporation Law (the "Agreement of Merger") is being filed with the Secretary of State of the State of California and a properly executed certificate of merger conforming to the requirements of the Delaware General Corporation Law (the "Certificate of Merger") is being filed with the Secretary of State of the State of Delaware. The Merger shall take effect (i) with respect to Merger Sub, at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware; and (ii) with respect to the Company and the Surviving Corporation, at the time the Agreement of Merger is filed with the Secretary of State of the State of California. The "Effective Time" shall be the later of the time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware or the time that the Agreement of Merger is filed with the Secretary of State of the State of California. The date of the Effective Time shall be referred to as the "Closing Date."

                  (b) Contemporaneously with the execution and delivery of this
Agreement:

                           (i) each Shareholder shall execute and deliver to
Parent a Shareholder Representation Letter in the form of Exhibit C;

                           (ii) Parent, the Escrow Agent, the Shareholders and
the Shareholders' Agent shall enter into an Escrow Agreement in the form of Exhibit D (the "Escrow Agreement");

                           (iii) Parent and each of Ronald C. Crane and David R.
Boggs shall enter into an Employment Agreement in the form of Exhibit E;

                           (iv) Parent and the Shareholders shall enter into a
Registration Rights Agreement in the form of Exhibit F;

                           (v) the Company shall deliver to Parent a certificate
pursuant to which the Company represents and warrants to Parent that (i) attached to such certificate are resolutions duly adopted by the unanimous consent of the Board of Directors authorizing and approving the transactions contemplated by this Agreement, (ii) the Merger was approved by the holders of Company Common Stock and the Company's Series A Preferred Stock and Series B Preferred Stock as required by law and the Company's charter documents, and
(iii) the holders of Company Common Stock and the Company's Series A Preferred Stock and Series B Preferred Stock voted unanimously in favor of the Merger;

                           (vi) the Company shall cause to be delivered to
Parent a legal opinion of Brobeck, Phleger & Harrison LLP in the form of Exhibit G;

                           (vii) Parent shall cause to be delivered to the
Company a legal opinion of Cooley Godward LLP in the form of Exhibit H;

                           (viii) the Company shall cause to be delivered to
Cooley Godward LLP and Brobeck, Phleger & Harrison LLP a tax representation letter in the form of Exhibit I;


                                       2.

                           (ix) Parent shall deliver to Cooley Godward LLP and
Brobeck, Phleger & Harrison LLP a tax representation letter in the form of Exhibit J;

                           (x) assuming that Cooley Godward LLP receives the tax
representation letters referred to in clauses "(viii)" and "(ix)" of this sentence, it shall deliver to Parent a tax opinion to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in this Section);

                           (xi) assuming that Brobeck, Phleger & Harrison LLP
receives the tax representation letters referred to in clauses "(viii)" and "(ix)" of this sentence, it shall deliver to the Company a tax opinion to the effect that the Merger will constitute a reorganization within the meaning of
Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in this Section);

                           (xii) the Company shall cause to be delivered to
Parent Affiliate Agreements in the form of Exhibit K, executed by the Shareholders and by any other Person who could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act;

                           (xiii) the Company shall deliver to Parent a
statement executed by the Company conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations and a notice to the United States Internal Revenue Service required under Section 1.897-2(h)(2) of the United States Treasury Regulations;

                           (xiv) Parent and the Company shall receive a letter
in the form of Exhibit L from PricewaterhouseCoopers LLP, dated as of the date hereof to the effect that, (i) after reasonable investigation, PricewaterhouseCoopers LLP is not aware of any fact concerning the Company or any of the Shareholders or affiliates of the Company that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC and (ii) PricewaterhouseCoopers LLP concurs with Parent management's conclusion that Parent may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

                           (xv) The Company shall cause to be delivered to
Parent Spousal Consents in the form of Exhibit M executed by the spouses of the Shareholders;

                           (xvi) the Company shall deliver to Parent all
material Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (identified in Part 2.24 of the Disclosure Schedule); and

                           (xvii) the officers and directors of the Merger Sub
immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.


                                       3.

         1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.

                  (a) The articles of incorporation of the Surviving Corporation shall be the articles of incorporation of the Company as in effect immediately prior to the Effective Time;

                  (b) The bylaws of the Surviving Corporation shall be the bylaws of the Company as in effect immediately prior to the Effective Time; and

                  (c) The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the officers and directors of Merger Sub, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

         1.5 CONVERSION OF SHARES.

                  (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any
Shareholder:

                           (i) each share of Company Common Stock then held by
the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange thereof;

                           (ii) each share of Company Common Stock outstanding
immediately prior to the Effective Time (except Dissenting Shares (as defined hereinafter)) shall be converted and exchanged into the right to receive 0.0799 (the "Exchange Ratio") of a share of Parent Common Stock;

                           (iii) all shares of Company Common Stock shall no
longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously representing any such shares of Company Common Stock (a "Company Stock Certificate") shall thereafter only represent the right to receive the shares of Parent Common Stock plus the Fractional Share Amount (as hereinafter defined) into which the shares represented by such Company Stock Certificate have been converted pursuant to this Section 1.5. Company Stock Certificates shall be exchanged for shares of Parent Common Stock upon surrender of such Company Stock Certificates in accordance with Section 1.7 hereof;

                           (iv) each Company Option granted and outstanding
immediately prior to the Effective Time shall be converted and exchanged for the right to receive an option to purchase Parent Common Stock in accordance with
Section 5.1; and

                           (v) each share of the common stock, $0.001 par value,
of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                  (b) The total number of shares of Parent Common Stock issued to the Shareholders and Optionholders (as defined below) pursuant to this Agreement shall be 425,000 shares.


                                       4.

                  (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, including the same vesting schedule, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

                  (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's stock certificate(s) representing shares of Company Common Stock, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Final Share Price (the "Fractional Share Amount").

                  (e) The shares of Parent Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

                  (f) The shares of Parent Common Stock to be issued in the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of Regulation D thereof. On or prior to the 60-day anniversary of the Closing Date in accordance with the Registration Rights Agreement, Parent will file a registration statement on Form S-3 under the Securities Act with respect to the Parent Common Stock to be issued hereunder.

                  (g) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Company Common Stock pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.


                                       5.

                  (h) Notwithstanding anything to the contrary contained in this Agreement, 31,610 shares issuable pursuant to Section 1.5(a) shall be deposited by Parent in escrow (the "Escrow Shares") (rather than issued and delivered to such Shareholder) as security for the Shareholders' indemnification obligations under Section 4 and pursuant to the Escrow Agreement.

         1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time (except Dissenting Shares (as defined hereinafter)). No further transfer of any such shares of Company Common Stock (except Dissenting Shares) shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Company Stock Certificate is presented to Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in
Section 1.5(a).

         1.7 EXCHANGE OF CERTIFICATES.

                           (a) Within five business days after the Closing Date,
Parent will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock and the Fractional Share Amount, if any. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and the Fractional Share Amount, if any), and
(2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(a), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and the Fractional Share Amount, if any) as contemplated by Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

                           (b) Within five business days after the Closing Date,
Parent will make available and set aside (i) the shares of Parent Common Stock issuable pursuant to Section 1.5(a) in exchange for Company Common Stock outstanding immediately prior to the Effective Time (less the Escrow Shares) and
(ii) the Fractional Share Amount.

                           (c) No dividends or other distributions declared or
made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall


                                       6.

be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

                           (d) Parent shall be entitled to deduct and withhold
from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                           (e) Neither Parent nor the Surviving Corporation
shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

         1.8 DISSENTING SHARES.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section
1.5 (or the Fractional Share Amount in accordance with Section 1.5(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California General Corporation Law; PROVIDED, HOWEVER, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5 (and the Fractional Share Amount in accordance with Section 1.5(c)).

         The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Chapter 13 of the California General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the California General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

         1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Parent and the


                                       7.

Company shall each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. To the extent permitted under applicable tax laws, the Merger shall be reported as a reorganization within the meaning of Section 368(a) of the Code in all federal, state, and local tax returns after such Merger occurs.

         1.10 ACCOUNTING CONSEQUENCES. For financial reporting purposes, the Merger is intended to be accounted for as a "pooling of interests."

         1.11 FURTHER ACTION. If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such reasonable action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PRINCIPAL
           SHAREHOLDERS

         The Company and the Principal Shareholders, severally but not jointly, represent and warrant, to and for the benefit of the Indemnitees, as follows (except as set forth in the disclosure schedule delivered by the Company to Parent at the execution of this Agreement (the "Disclosure Schedule")):

         2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority (except where the failure to have such corporate power and authority would not have a Material Adverse Effect): (i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted;
(ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under this Agreement and all Material Contracts.

                  (b) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name as set forth in its articles of incorporation, as amended.

                  (c) The Company is not, and has not been, required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect.

                  (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, and (ii) the names and titles of the Company's officers. The Company's board of directors has never established any committees.


                                       8.

                  (e) The Company has no subsidiaries, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

         2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered or made available to Parent or its counsel accurate and complete copies of: (a) the Company's articles of incorporation and bylaws, including all amendments thereto; (b) the stock records of the Company; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company and the board of directors of the Company. There have been no meetings or other proceedings or actions of the shareholders of the Company or the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws or of any resolution adopted by the Company's shareholders or the Company's board of directors. The books of account, stock records, minute books and other records of the Company are complete in all material respects, and have been maintained in accordance with prudent business practices.

         2.3 CAPITALIZATION, ETC.

                  (a) The authorized capital stock of the Company consists of
(i) 10,000,000 shares of Company Common Stock, of which 3,956,234 shares have been issued and are outstanding; (ii) 1,844,357 shares of Series A Preferred Stock, of which no shares are outstanding; and (iii) 250,000 shares of Series B Preferred Stock, of which no shares are outstanding. There are no shares of capital stock held in the Company's treasury. Part 2.3(a) of the Disclosure Schedule sets forth the names of the Company's shareholders and the number of shares of Company Common Stock owned of record by each of such shareholders. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws). As of the date hereof, Parent is acquiring good and valid title to all of the outstanding shares of Company Common Stock, free and clear of any Encumbrances.

                  (b) The Company has reserved 3,000,000 share of Company Common Stock for issuance under its 1998 Stock Option/Stock Issuance Plan (the "Option Plan"). Options to purchase an aggregate of 1,363,671 shares pursuant to the Option Plan are issued and outstanding as of the date of this Agreement. (Stock options granted by the Company pursuant to the Option Plan are referred to in this Agreement as "Company Options" and holders of Company Options are referred to as "Optionholders.") Part 2.3 of the Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; (vi) whether such


                                       9.

Company Option has been designated an "incentive stock option" as defined in
Section 422 of the Code; and (vii) whether such Company Option has been granted pursuant to or outside the Option Plan. Except as set forth in Part 2.3 of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire, or otherwise relating to, any shares of the capital stock or other securities of the Company;
(ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a reasonable basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

                  (c) All outstanding shares of Company Common Stock have been issued in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

                  (d) Any shares of capital stock or other securities repurchased, redeemed or otherwise reacquired by the Company were validly reacquired in compliance with (i) the applicable provisions of the California Corporations Code and all other applicable Legal Requirements, and (ii) any requirements set forth in applicable Contracts.

                  (e) Each Optionholder has acquired his or her option(s) for his or her own account and has no intention of distributing, transferring or selling all or any part of such option(s) except in accordance with Section 25102(f) of the California Corporations Code. Each Optionholder has either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect his or her own interests in connection with his or her option(s) by virtue of the business or financial expertise of any of his or her professional advisors who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

         2.4 FINANCIAL STATEMENTS.

                  (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                           (i) the unaudited balance sheets of the Company as of
December 31, 1998 and 1999, and the related unaudited statements of income, statements of shareholders' equity and statements of cash flows of the Company for the years then ended; and

                           (ii) the unaudited balance sheet of the Company as of
May 31, 2000 (the "Unaudited Interim Balance Sheet"), and the related unaudited statement of income and statement of cash flows of the Company for the five months then ended.

                  (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared on a consistent basis


                                      10.

throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) are subject to normal and recurring year-end adjustments, which will not, individually or in the aggregate, be material in magnitude). None of the financial statements of the Company has ever been audited.

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since May 31, 2000:

                  (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or customer relationships, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect;

                  (b) there has not been any material loss, damage or destruction to, or any interruption in the use of, any of the Company's assets (whether or not covered by insurance);

                  (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities other than the repurchase of Company Common Stock or the cancellation of outstanding options from the Company's service providers upon termination of their service to the Company;

                  (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security other than upon the exercise of outstanding options or the grant of stock options as reflected in the Company's minute books;

                  (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting, under (i) any provision of the Option Plan, (ii) any provision of any Contract evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

                  (f) there has been no amendment to the articles of incorporation, bylaws or other charter or organizational documents of the Company, and the Company has not effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (g) the Company has not made any capital expenditure that, when added to all other capital expenditures made by the Company since January 1, 2000, exceeds $10,000 in the aggregate;

                  (h) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10(a)), or (ii) amended, modified or prematurely terminated, or waived any material right, remedy or condition under, any Material Contract to which it is or was a party or under which it has or had any rights or obligations;


                                      11.

                  (i) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person (other than immaterial rights or other immaterial assets acquired, leased or licensed by the Company from other Persons in the ordinary course of business and consistent with the Company's past practices), (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person (other than immaterial rights or other immaterial assets disposed of or leased or licensed by the Company to other Persons in the ordinary course of business and consistent with the Company's past practices), or (iii) waived or relinquished any right (other than immaterial rights waived or relinquished by the Company in the ordinary course of business and consistent with the Company's past practices);

                  (j) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

                  (l) the Company has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

                  (m) the Company has not (i) established, adopted or amended any Employee Benefit Plan, (ii) made any profit-sharing or similar payment to any of its directors, officers or employees, or (iii) paid any bonuses to any of its directors, officers or employees;

                  (n) the Company has not changed any of its methods of accounting or accounting practices in any respect;

                  (o) the Company has not made any Tax election;

                  (p) the Company has not commenced or settled any Legal Proceeding;

                  (q) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

                  (r) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

         2.6 TITLE TO ASSETS.

                  (a) Except as set forth in Part 2.6(a) of the Disclosure Schedule, the Company owns, and has good and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.8 and
2.9 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor


                                      12.

liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company. Except as set forth in Part 2.6(a) of the Disclosure Schedule, the Company possesses all of the Company's rights under the Contracts identified in Part 2.10(a) of the Disclosure Schedule.

                  (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are being leased or licensed to the Company, except for (i) any equipment being leased to the Company under a standard operating lease requiring annual payments by the Company of less than $10,000, and (ii) any software being licensed to the Company under any third party software license generally available to the public at a total cost of less than $10,000.

         2.7 BANK ACCOUNTS; RECEIVABLES; CUSTOMERS.

                  (a) Part 2.7(a) of the Disclosure Schedule provides accurate and complete information (including account numbers, type of account and names of all individuals authorized to draw on or make withdrawals from each account) with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

                  (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of May 31, 2000. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since May 31, 2000 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, and
(ii) are current and can be collected by the Company (without any counterclaim or set off) when due with no more than a commercially reasonable degree of effort, net of an allowance for doubtful accounts not to exceed $20,000 in the aggregate.

                  (c) Part 2.7(c) of the Disclosure Schedule (i) identifies and provides an accurate and complete breakdown of the revenues received from each customer or other Person that accounted for more than $25,000 of the revenues of the Company in the fiscal year ended December 31, 1999, and (ii) identifies each customer that is obligated to make payments to the Company in an aggregate amount exceeding $25,000 per year. The Company has not received any written notice indicating that, and to the Knowledge of the Company and the Principal Shareholders the Company has no reasonable basis to believe that, any customer or other Person identified in Part 2.7(c) of the Disclosure Schedule intends or expects to cease dealing with the Company or to effect a material reduction in the volume of business transacted by such Person with the Company below historical levels.

         2.8 EQUIPMENT; LEASEHOLD.

                  (a) Part 2.8 of the Disclosure Schedule provides accurate and complete information with respect to all material items of equipment, fixtures, leasehold improvements and other tangible assets owned by or leased to the Company. The assets identified in Part 2.8 of


                                      13.

the Disclosure Schedule are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

                  (b) The Company does not own any real property or any interest in real property, except for: (i) the leaseholds created under the real property leases identified in Part 2.8(b)(i) of the Disclosure Schedule; and (ii) the land described in Part 2.8(b)(ii) of the Disclosure Schedule to which the Company has good and marketable fee title and which is owned by the Company free and clear of any Encumbrances, except for the Encumbrances identified in Part 2.8(b)(ii) of the Disclosure Schedule.

         2.9 PROPRIETARY ASSETS.

                  (a) Part 2.9(a)(1) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset that has been registered, recorded or filed with any Governmental Body or with respect to which an application has been filed with any Governmental Body, (i) a brief description of such Company Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration, recordation, filing or application. Part 2.9(a)(2) of the Disclosure Schedule identifies and provides a brief description of all other material Company Proprietary Assets owned by the Company. Part 2.9(a)(3) of the Disclosure Schedule identifies and provides a brief description of each Company Proprietary Asset that is owned by any other Person and that is licensed to or used by the Company (except for any Company Proprietary Asset that is licensed to the Company under any third party software license that (1) is generally available to the public at a cost of less than $5,000, and (2) imposes no future monetary obligation on the Company) and identifies the license agreement or other agreement under which such Company Proprietary Asset is being licensed to or used by the Company. Except as set forth in Part 2.9(a)(4) of the Disclosure Schedule, the Company has good and marketable title to all of the Proprietary Assets identified in Parts 2.9(a)(1) and 2.9(a)(2) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(3) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(5) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(6) of the Disclosure Schedule, to the Knowledge of the Company and the Principal Shareholders, the Company is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Company Proprietary Assets on an exclusive basis (other than Company Proprietary Assets consisting of software licensed to the Company under third party licenses generally available to the public, with respect to which the Company's rights are not exclusive).

                  (b) The Company has taken all reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Company) has access to or has any rights with respect to, the source code, or any portion or aspect of the source code, of any Company Proprietary Asset.


                                      14.

                  (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Except as set forth in Part 2.9(c) of the Disclosure Schedule, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. Except as set forth in Part 2.9(c) of the Disclosure Schedule, to the Knowledge of the Company and the Principal Shareholders, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

                  (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted. Except as set forth in
Part 2.9(d) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

                  (e) Except as set forth in Part 2.9(e) of the Disclosure Schedule, all current and former employees of the Company, and all current and former consultants and independent contractors to the Company, have executed and delivered to the Company written agreements (containing no exceptions to or exclusions from the scope of their coverage) that are substantially identical to the form of Employee Invention Assignment and Confidentiality Agreement attached to Part 2.9(e) of the Disclosure Schedule.

                  (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, the Company has not entered into and is not bound by any Contract under which any Person has the right to distribute or license, on a commercial basis, any Company Proprietary Asset including source code, object code, or any versions, modifications or derivative works of source code or object code in any Company Proprietary Asset.

                  (g) Any computer program or other item of software that has been designed, developed, sold or otherwise made available by the Company have experienced no fatal errors or incorrect results from the change from Year 1999 to Year 2000.

         2.10 CONTRACTS.

                  (a) Part 2.10(a) of the Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following (and each other Contract that is material to the business of the Company) shall be deemed to constitute a "Material Contract":

                           (i) any Contract relating to the employment or
engagement of, or the performance of services by, any employee, consultant or independent contractor requiring payments by or to the Company of more than $25,000;


                                      15.

                           (ii) any Contract relating to the acquisition,
transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                           (iii) any Contract imposing any material restriction
on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
(C) to develop or distribute any technology;

                           (iv) any Contract creating or involving any agency
relationship, distribution arrangement or franchise relationship;

                           (v) any Contract relating to the acquisition,
issuance or transfer of any securities;

                           (vi) any Contract creating or relating to the
creation of any Encumbrance with respect to any asset owned or used by the Company with a value in excess of $10,000;

                           (vii) any Contract involving or incorporating any
guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

                           (viii) any Contract creating or relating to any
partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                           (ix) any Contract relating to the purchase or sale of
any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.19);

                           (x) any Contract to which any Governmental Body is a
party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental Body);

                           (xi) any Contract entered into outside the ordinary
course of business or inconsistent with the Company's past practices;

                           (xii) any Contract (not otherwise identified in
clauses "(i)" through "(xi)" of this sentence) that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate;

                           (xiii) any Contract that could reasonably be expected
to have a material adverse effect on (A) the business, condition, capitalization, assets, liabilities, operations, financial performance or customer relationships of the Company or (B) the ability of the Company to perform any of its obligations under, or to consummate any of the transactions contemplated by, this Agreement; and


                                      16.

                           (xiv) any other Contract, if a breach of such
Contract could reasonably be expected to have a Material Adverse Effect;

                  (b) The Company has delivered or made available to Parent or its counsel accurate and complete copies of all Contracts identified in Part 2.10(a) of the Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10(a) of the Disclosure Schedule is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c) Except as set forth in Part 2.10(c) of the Disclosure
Schedule:

                           (i) the Company has not violated or breached in any
material respect, or committed any default in any material respect under, any Material Contract, and, to the Knowledge of the Company and the Principal Shareholders, no other Person has violated or breached, or committed any default under, any Material Contract;

                           (ii) to the Knowledge of the Company and the
Principal Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or Breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or materially modify any Material Contract;

                           (iii) since January 1, 2000, the Company has not
received any written notice, and no officer or any sales or marketing personnel of the Company has received any communication, regarding (i) any actual or possible violation or Breach of, or default under, any Material Contract, or
(ii) any actual or possible termination of any Material Contract; and

                           (iv) the Company has not waived any of its material
rights under any Material Contract.

                  (d) No Person is renegotiating, or has the contractual right to renegotiate, any amount paid or payable to the Company under any Material Contract or any other term or provision of any Material Contract (except for standard provisions in the Material Contracts regarding the amendment of such contracts).

                  (e) The Material Contracts identified in Part 2.10(a) of the Disclosure Schedule collectively constitute all of the Material Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

         2.11 LIABILITIES.

                  (a) The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (i) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (ii) accounts payable or accrued salaries that


                                      17.

have been incurred by the Company since May 31, 2000 in the ordinary course of business and consistent with the Company's past practices; and (iii) the liabilities (if any) identified in Part 2.11(a) of the Disclosure Schedule.

                  (b) Part 2.11(b) of the Disclosure Schedule provides an accurate and complete breakdown of (i) all accounts payable of the Company as of May 31, 2000, (ii) all notes payable of the Company and all indebtedness of the Company for borrowed money, and (iii) all customer deposits and other deposits held by the Company as of May 31, 2000.

                  (c) Except as set forth in Part 2.11(c) of the Disclosure Schedule, the Company has not paid any fees, costs or expenses of the type referred to in Section 5.4.

         2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times been, in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership of its assets, except where the failure to so comply would not have a Material Adverse Effect. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement. Except as set forth in Part 2.12 of the Disclosure Schedule, the Company has never received any written notice from, and no officer of the Company has ever received any written or oral communication from, any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

         2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each Governmental Authorization held by the Company, and the Company has delivered or made available to Parent or its counsel accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted. The Company is, and at all times has been, in compliance with the material terms and requirements of the respective Governmental Authorizations identified in
Part 2.13 of the Disclosure Schedule. The Company has never received any written notice, and no officer of the Company has ever received a written or oral communication, from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.14 TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body on or before the date hereof (the "Company Returns") (i) have been filed in a timely manner, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due


                                      18.

on or before the date hereof have been paid. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since December 31, 1995.

                  (b) Except for immaterial failures to pay, withhold or collect Taxes (or to establish reserves), any Tax required to have been withheld or collected by the Company has been duly withheld and collected on a timely basis; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body on a timely basis; and (ii) the Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles ("GAAP") and the Company has established, in accordance with GAAP, reserves adequate for the payment of all Taxes for the period from May 31, 2000 through the date hereof.

                  (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14(c) of the Disclosure Schedule, there has been no examination or audit of any Company Return, and no such examination or audit has been proposed or scheduled by any Governmental Body. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14(c) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

                  (d) Except as set forth in Part 2.14(d) of the Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. There are no liens for Taxes upon any of the assets of the Company, except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section S481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the date hereof.

                  (e) There is no agreement, plan, arrangement or other Contract covering any Company Employee or any independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. The Company has never been a "distributing corporation" within the meaning of Section 355(a) of the Code.

                  (f) Except as set forth in Part 2.14(f) of the Disclosure Schedule, since December 31, 1995, (i) no Governmental Body has asserted any claim or otherwise made any


                                      19.

allegation that the Company has failed or may have failed to pay any sales tax, use tax or similar Tax, and (ii) the Company has not engaged in any discussions or negotiations with any Governmental Body, and has not sent any written communication to or received any written communication from any Governmental Body, in connection with any possible failure on the part of the Company to pay any sales tax, use tax or similar Tax.

                  (g) At all times since the Company's inception through December 31, 1997 (the "Conversion Date"), the Company was an S corporation (within the meaning of Section 1361(a)(1) of the Code and Section 23800 et seq. of the California Revenue and Taxation Code) and used December 31 as its taxable year. Prior to the Conversion Date:

                           (i) neither the Company nor any of the Shareholders
took any action that resulted or will result in the termination of the Company's status as an S corporation within the meaning of Section 1361(a)(1) of the Code prior to the Conversion Date, or imposition of a tax on the Company under the provisions of Section 1374 of the Code;

                           (ii) the Company did not conduct any business in any
state or political subdivision in which the disposition of any of its assets including goodwill in a transaction in which gain or income would be realized would result in the imposition by that state or political subdivision of a corporate level tax;

                           (iii) the Company did not conduct any business which
is an historic business of, a continuation of, or successor to any business which was previously conducted by another corporation or any other entity which was subject to a United States corporate level tax on its gain or income including a tax imposed by reason of the provisions of Section 1374 and 1375 of the Code, or any predecessor provisions thereto;

                           (iv) the Company did not acquire any asset, including
goodwill, the basis of which was determined in whole or in part by reference to the basis of the asset in the hands of a C corporation within the meaning of
Section 1361(a)(2) of the Code or S corporation subject to the provisions of
Section 1374 of the Code or predecessor provisions thereto; and

                           (v) the Company had no accumulated "C" corporation
earnings and profits.

         2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) Part 2.15(a) of the Disclosure Schedule contains a list of all Company Employees, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not, and has never been, a party to any collective bargaining agreement or other Contract with a labor union involving any of its current or former employees.

                  (b) There is no Company Employee who is not fully available to perform work because of disability or other leave. The employment of each of the Company Employees is terminable by the Company at will. The Company has delivered or made available to Parent or its counsel accurate and complete copies of all employee manuals and handbooks, disclosure


                                      20.

materials, policy statements and other materials relating to the employment of the Company Employees.

                  (c) Part 2.15(c) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, vacation pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Plan" and collectively referred to as the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company.

                  (d) Except as set forth in Part 2.15(d) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and the Company has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific titles of ERISA) for the benefit of employees or former employees of the Company (a "Pension Plan").

                  (e) Except as set forth in Part 2.15(e) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific titles of ERISA) for the benefit of employees or former employees of the Company (a "Welfare Plan"). None of the Welfare Plans set forth in Part 2.15(e) of the Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA) or a multiple employer arrangement (within the meaning of Section 3(40) of ERISA).

                  (f) With respect to each Plan, the Company has delivered or made available to Parent or its counsel:

                           (i) an accurate and complete copy of such Plan
(including all amendments thereto);

                           (ii) an accurate and complete copy of the annual
report (if required under ERISA) on Form 550 filed with respect to such Plan for each of the three preceding years and the summary annual report (if any) prepared for such Plan for each Plan year;

                           (iii) an accurate and complete copy of (A) the most
recent summary plan description, together with each Summary of Material Modifications (if required under ERISA) with respect to such Plan, and (B) each material employee communication relating to such Plan;

                           (iv) if such Plan is funded through a trust or any
third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

                           (v) accurate and complete copies of all Contracts
relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-


                                      21.

loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                           (vi) an accurate and complete copy of the most recent
determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

                  (g) The Company is not and, to the Knowledge of the Company and the Principal Shareholders, has never been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or
Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. The Company has never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to waiver of such liability under either Section 4207 or 4208 of ERISA.

                  (h) As of the date of this Agreement, the Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law).

                  (i) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to
Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of the Company (or their beneficiaries)).

                  (j) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA"), to the extent applicable to the Company, have been complied with in all material respects.

                  (k) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

                  (l) Each of the Plans intended to be qualified under Section 401(a) of the Code either (i) has received a favorable determination from the Internal Revenue Service, and neither the Company nor any of the Principal Shareholders is aware of any reason why any such determination letter should be revoked or (ii) still has a remaining period of time under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination.

                  (m) Except as set forth in Part 2.15(m) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, excess parachute payment (as defined in Section 2806(b) of the Code), severance payment or other payment to any current or former employee or director of the Company (whether or not


                                      22.

under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                  (n) The Company is in compliance in all respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

                  (o) The Company has good labor relations, and, except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company and the Principal Shareholders have no Knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations or (ii) any of the Company Employees presently intends to terminate his or her employment with the Company. To the Knowledge of the Company and the Principal Shareholders, no Company Employee is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have a material adverse effect on (A) the performance by such Company Employee of any of his duties or responsibilities as an employee of the Company or (B) the business, condition, assets, liabilities, operations, financial performance or customer relationships.

         2.16 ENVIRONMENTAL MATTERS. The Company is and has at all times been in compliance in all material respects with all applicable Environmental Laws. To the Knowledge of the Company and the Principal Shareholders, (i) each property that is owned by, leased to, controlled by or used by the Company, and all surface water, groundwater, soil and air associated with or adjacent to such property (a) is free of any Material of Environmental Concern and any harmful chemical or physical conditions, and (b) is free of any environmental contamination of any nature, and (ii) none of the property owned by, leased to, controlled by or used by the Company contains any underground storage tanks, asbestos, equipment using PCBs, underground injection wells, and no such property contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed of. The Company has never sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any Applicable Environmental Law, (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental law or to make payment for the cost of cleaning up any site. The Company possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and the Company is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations. The Company has not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Company is not in compliance with any Environmental Law, and, to the Knowledge of the Company and the Principal Shareholders, there are no circumstances that could reasonably be expected to prevent or interfere with the Company's compliance with any Environmental Law in the future. To the Knowledge of the Company and the Principal Shareholders, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Company is not or was not in


                                      23.

compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

         2.17 SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

                  (a) Except as set forth in Part 2.17(a) of the Company Disclosure Schedule, each product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by the Company to any Person: (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty; and (ii) was free of any bug, virus, design defect or other defect or deficiency at the time it was sold or otherwise made available, other than any immaterial bug or similar defect that has not had and would not have an adverse effect, in any material respect, on such product, system, program, Company Proprietary Asset or other asset (or the operation or performance thereof). Part 2.17(a) of the Company Disclosure Schedule contains an accurate and complete copy of the most recent "bug list" with respect to each product, system, program or software module of the Company.

                  (b) All installation services, design services, development services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Company were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

                  (c) Except as set forth in Part 2.17(d) of the Disclosure Schedule, no customer or other Person has ever asserted or threatened to assert any claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or (ii) under or based upon any other warranty relating to any product, system or program designed or developed by the Company or any services performed by the Company. To the Knowledge of the Company and the Principal Shareholders, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

         2.18 INSURANCE. Part 2.18 of the Disclosure Schedule provides accurate and complete information with respect to each insurance policy maintained by, at the expense of or for the benefit of the Company and with respect to any claims made thereunder. The Company has delivered or made available to Parent or its counsel accurate and complete copies of the insurance policies identified in
Part 2.18 of the Disclosure Schedule. Each of the insurance


                                      24.

policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. The Company has never received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. To the Knowledge of the Company and the Principal Shareholders, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise to or serve as a basis for any claim under any insurance policy identified in Part 2.18 of the Disclosure Schedule.

         2.19 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.19 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time been, indebted to the Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.19, each of the following shall be deemed to be a "Related Party": (i) each of the Shareholders; (ii) each individual who is, or who has at any time been an officer or director of the Company; (iii) each individual who is, or who at any time been a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

         2.20 LEGAL PROCEEDINGS; ORDERS.

                  (a) Except as set forth in Part 2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the Knowledge of the Company and the Principal Shareholders) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company which could reasonably have a Material Adverse Effect; or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of the Company and the Principal Shareholders, except as set forth in Part 2.20(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                  (b) Except as set forth in Part 2.20(b) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by, and no Legal Proceeding has ever been pending against, the Company.

                  (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. None of the Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the


                                      25.

Company's business or to any of the assets owned or used by the Company. To the Knowledge of the Company and the Principal Shareholders, no officer or other Company Employee is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other Company Employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

         2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the right, power and authority to enter into and to perform its obligations under this Agreement and under each other agreement, document or instrument contemplated by this Agreement to which the Company is or will be a party; and the execution, delivery and performance by the Company of this Agreement and of each such other agreement, document and instrument have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement and each other agreement, document and instrument referred to in or contemplated by this Agreement to which the Company is a party constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.22 ACCOUNTING MATTERS. As of the date of this Agreement, neither the Company nor, to the Knowledge of the Company and the Principal Shareholders, any affiliate (as that term is used in Rule 145 under the Securities Act) of the Company has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting for the Merger as a "pooling of interests." Part
2.22 of the Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement

         2.23 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding and a majority of the shares of the Company's Series A Preferred Stock and Series B Preferred Stock outstanding on the record date for the vote to approve the Merger is the only vote of the holders of any class or series of Company capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

         2.24 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreement, document or instrument contemplated by this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any such other agreement, document or instrument, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or
(ii) any resolution adopted by the Company's shareholders or the Company's board of directors;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement


                                      26.

or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

                  (d) contravene, conflict with or result in a material violation or material breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Contract, (ii) accelerate the maturity or performance of any Material Contract, or (iii) cancel, terminate or modify any Material Contract; or

                  (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.24 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any other agreement, document or instrument contemplated by this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement or contemplated by any other agreement, document or instrument contemplated by this Agreement.

         2.25 NO BROKERS. Neither the Company nor any of the Shareholders has agreed or become obligated to pay to any Person, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby jointly and severally represent and warrant to, and for the benefit of, the Company and the Shareholders as follows:

         3.1 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Parent has delivered or otherwise made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1999 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in


                                      27.

order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements, including the notes thereto, contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of Parent as of the respective dates thereof and the consolidated results of operations of Parent for the periods covered thereby. There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements. Parent has filed all Parent SEC Documents required to be filed by it under the Exchange Act and the Security Act in a timely manner.

         3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent has the right, power and authority to perform its obligations under the Merger Agreement, the Employment Agreements, and the Registration Rights Agreement (the "Transaction Agreements") and Merger Sub has the right, power and authority to perform its obligations under the Agreement. The execution, delivery and performance by Parent of the Transaction Agreements and the execution, delivery and performance by Merger Sub of the Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors and stockholders, if necessary. The Transaction Agreements constitute the legal, valid and binding obligation of Parent and the Agreement constitutes the legal, valid and binding obligation of Merger Sub, enforceable against them in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.3 VALID ISSUANCE. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable. Parent will reserve for issuance a sufficient number of shares of Parent Common Stock for the exercise of the Company Options assumed by Parent pursuant to Section 5.1, and such Parent Common Stock will, when issued, be duly and validly authorized, issued and outstanding, fully paid and non-assessable. Assuming in part the accuracy of the representations and warranties set forth in the Shareholder Representation Letters referred to in Section 1.3, the issuance of Parent Common Stock in the Merger and upon exercise of the Employee Options will be made in accordance with all applicable securities laws.

         3.4 ORGANIZATION, STANDING AND POWER. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Parent has all necessary corporate power and authority to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted. Neither Parent nor Merger Sub is in violation of any provision of their respective certificates of incorporation.


                                      28.

         3.5 NO VIOLATION OR CONFLICT. The execution, delivery and performance of the Transaction Agreements by Parent and of the Agreement by Merger Sub, and the consummation by them of the transactions contemplated hereby and thereby, and compliance by Parent and Merger Sub with the provisions hereof (i) do not and will not violate or conflict with any Legal Requirement, or any term or provision of the respective board and stockholder resolutions, certificate of incorporation or bylaws of Parent or Merger Sub and (ii) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default or require any consent under, or result in the creation of any Encumbrance upon any property or assets of Parent or Merger Sub pursuant to, any material instrument or agreement to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties may be bound or affected.

         3.6 CONSENT OR APPROVAL OF GOVERNMENTAL AUTHORITIES. Except as contemplated by this Agreement (including Section 1.3), no consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Body is required to be made by Parent or Merger Sub in connection with the execution, delivery or performance by Parent and Merger Sub of this Agreement or any agreement, instrument or document contemplated hereby or the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby.

         3.7 TAX MATTERS. Parent has no present plan or intention following the Merger to cause the Surviving Corporation to issue additional shares of stock that would result in Parent losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code. Parent has no present plan or intention following the Merger to reacquire any of its shares issued in the Merger except for the repurchase of any unvested shares of employees terminating their employment with the Company. Parent has no present plan or intention following the Merger to liquidate the Surviving Corporation, merge the Surviving Corporation with or into another corporation, sell or otherwise dispose of the stock of the Surviving Corporation (except for transfers to corporations controlled by Parent) or cause the Surviving Corporation to sell or otherwise dispose of any of its assets, except for (i) dispositions made in the ordinary course of business, (ii) transfers to corporations controlled by the Surviving Corporation, or (iii) liquidations, mergers, sales, dispositions or transfers that would not cause the Merger to fail to qualify as a "reorganization" under
Section 368 of the Code. Following the Merger (and only to the extent necessary to satisfy applicable requirements under Section 368 of the Code with respect to the Merger), Parent intends that the Surviving Corporation will continue the historic business of the Company or use a significant portion of its business assets in a business. Parent is not an investment company as defined in Sections 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv) of the Code. Parent intends that the Merger qualify as a reorganization under Section 368 of the Code. Neither Parent nor any of its affiliates has taken any action or knows of any fact, agreement, plan or circumstance that could pose a material risk to the status of the Merger as a reorganization under the provisions of Section 368(a) of the Code.

         3.8 CAPITALIZATION; OWNERSHIP OF STOCK. As of July 13, 2000:

                  (a) The authorized capital stock of Parent consists of 10,000,000 shares of Common Stock, $0.001 par value per share and 2,000,000 shares of Preferred Stock, $0.001 par


                                      29.

value per share. The outstanding capital stock of Parent consists of (i) 3,057,822 shares of Common Stock and (ii) no shares of Preferred Stock.

         3.9 BROKERS. The Parent has not agreed or become obligated to pay, or taken any action that likely would result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

SECTION 4. INDEMNIFICATION, ETC.

         4.1 SURVIVAL OF REPRESENTATIONS, ETC.

                  (a) Subject to Sections 4.1(b) and 4.1(c), the representations and warranties of the Company and the Principal Shareholders and the covenants and obligations of the Company, the Principal Shareholders and the Shareholders shall survive (without limitation): (i) the consummation of the transactions referred to in Section 1; and (ii) any merger, combination, recapitalization or similar transaction effected by or otherwise involving Parent or the Company.

                  (b) Subject to Section 4.1(c), the representations and warranties made by the Company and the Principal Shareholders in this Agreement (including the representations and warranties set forth in Section 2) shall survive the Effective Time and shall expire on (i) the earlier of the first anniversary of the Closing Date or the date of the audit report on the first financial statements of Parent containing combined operations of the Company and Parent for those representations related to matters expected to be encountered in the audit process and (ii) the first anniversary of the Closing Date for other matters (the "Termination Date"); PROVIDED, HOWEVER, that if, at any time prior to the Termination Date, any Indemnitee (acting in good faith) delivers to the Shareholders' Agent a written notice alleging in good faith the existence of a Breach of any of such representations and warranties and asserting in good faith a claim for recovery under Section 4.2 based on such Breach, then the claim asserted in such notice shall survive the Termination Date until such time as such claim is fully and finally resolved.

                  (c) Notwithstanding anything to the contrary contained in
Section 4.1(b), no limitations on survival of any representations or warranties of the Company or any of the Principal Shareholders shall apply in the case of fraud committed by the Company or any of the Principal Shareholders or the Shareholders.

                  (d) The representations and warranties of the Company and the Principal Shareholders, the covenants and obligations of the Company, the Principal Stockholders and the Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives (except for disclosure in the Disclosure Schedule or in the representations and warranties hereunder).

                  (e) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and the Principal Shareholders in this Agreement.


                                      30.

                  (f) All representations, warranties, covenants and obligations made by Parent and Merger Sub shall survive the Effective Time and shall expire on the first anniversary of the Effective Time; PROVIDED, HOWEVER, that if, at any time prior to the first anniversary of the Effective Time, the Shareholders' Agent (acting in good faith) delivers to Parent a written notice alleging the existence of a Breach of any of such representations and warranties contained herein and asserting a claim for recovery under Section 4.8 based on such alleged Breach, then the claim asserted in such notice shall survive the first anniversary of the Effective Time until such time as such claim is fully and finally resolved. Notwithstanding the foregoing, no limitations on survival of any representations or warranties of Parent or Merger Sub shall apply in the case of fraud committed by Parent or Merger Sub.

         4.2 INDEMNIFICATION BY SHAREHOLDERS.

                  (a) Subject to Section 4.3, from and after the Effective Time, the Shareholders, severally but not jointly, shall, in accordance with and in no event more than their pro rata portion of the Escrow, hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a direct or indirect result of, or are directly or indirectly connected with: (i) any Breach of any representation or warranty made by the Company or any of the Principal Shareholders in this Agreement; (ii) any Breach of any representation, warranty or statement contained in the Disclosure Schedule; (iii) any Breach of any covenant or obligation of the Company or any of the Principal Shareholders or Shareholders contained in this Agreement; or (iv) any Legal Proceeding relating to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)" or "(iii)" of this sentence.

                  (b) The Shareholders acknowledge and agree that, if the Surviving Corporation suffers or otherwise becomes subject to any Damages, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have suffered Damages; PROVIDED, HOWEVER, that for purposes of indemnification under this Section 4.2, only one of the Surviving Corporation or Parent may be indemnified for such deemed Damages (and subject to Section 4.3(c), only to the extent of the Escrow Shares).

                  (c) Nothing contained in this Section 4.2 or elsewhere in this Agreement shall be deemed to limit any right or remedy of any Indemnitee under the Shareholder Representation Letters, Escrow Agreement or Employment Agreements delivered by any Shareholder pursuant to this Agreement or under any of the other agreements, documents and instruments referred to or contemplated by this Agreement. Nothing contained in Section 4 is intended to apply to a Breach or alleged Breach of the Shareholder Representation Letters, Escrow Agreement or Employment Agreements delivered by any Shareholder pursuant to this Agreement.

         4.3 THRESHOLD; CEILING.

                  (a) Subject to Section 4.3(c), the Shareholders shall not be required to make any indemnification payment pursuant to Section 4.2(a) until such time as the total amount of all


                                      31.

Damages (whenever suffered and whether arising from a single Breach or from multiple Breaches of different representations and warranties) exceeds $75,000 in the aggregate. If the total amount of such Damages exceeds $75,000 in the aggregate, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the full amount of such Damages in excess of $75,000.

                  (b) Subject to Section 4.3(c), the Escrow Shares (adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof) shall be the Indemnitees' exclusive remedy and recourse under Section 4.2 for any Breach of any representation or warranty made by the Company or any of the Principal Shareholders in this Agreement. Subject to Section 4.3(c), in no event shall the maximum aggregate amount of Damages which the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for (including expenses incurred pursuant to Section 4.5) under Section 4.2 exceed the product of (a) the Final Share Price and (b) the Escrow Shares.

                  (c) The limitations on the Shareholders' indemnification obligations that are set forth in Sections 4.3(a) and 4.3(b) shall not apply to
(i) any Breach of any of the representations and warranties set forth in Sections 2.14 and 2.16; or (ii) fraud committed by the Company or any of the Principal Shareholders or the Shareholders (in which case, notwithstanding the first sentence of Section 4.2, the liability of the Shareholders will be joint and several).

         4.4 NO CONTRIBUTION. Each Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other similar right or remedy against the Surviving Corporation in connection with any Breach of any representation, warranty, covenant or obligation set forth in this Agreement.

         4.5 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Company, against any other Indemnitee or against any other Person) with respect to which any of the Shareholders may become obligated to indemnify, hold harmless, pay, compensate or reimburse any Indemnitee pursuant to this Section 4, (i) Parent, as soon as practicable after it receives written notice of any such claim or Legal Proceeding, shall notify the Shareholders' Agent of such claim or Legal Proceeding (it being understood that the failure to notify the Shareholders' Agent shall not in any way limit the rights of the Indemnitees under this Agreement unless such failure materially prejudices the defenses available to the Company or the Shareholders), and (ii) the Shareholders shall have the right, at the Shareholders' Agent's election, to designate Parent to assume the defense of such claim or Legal Proceeding at the sole expense of the Shareholders.

In the event that the Shareholders designate Parent to assume the defense of any such claim or Legal Proceeding (or if Parent elects to assume such defense as set forth below), Parent may proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding on its own:

                           (i) all expenses relating to the defense of such claim or Legal Proceeding (whether or not incurred by Parent) shall be borne and paid exclusively by the


                                      32.

         Shareholders upon the terms and conditions contained in this Section 4 (subject to the limitations of Section 4.3);

                           (ii) the Shareholders shall make available to Parent any documents and materials in the possession or control of any of the Shareholders that may be reasonably necessary to the defense of such claim or Legal Proceeding;

                           (iii) Parent shall keep the Shareholders informed of all material developments and events relating to such claim or Legal Proceeding; and

                           (iv) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Shareholders; PROVIDED, HOWEVER, that the Shareholders shall not unreasonably withhold such consent.

In the event that the Shareholders assume the defense of any such claim or Legal
Proceeding:

                  (a) the Shareholders shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel reasonably satisfactory to Parent;

                  (b) Parent shall make available to the Shareholders any documents and materials in the possession of Parent that may be necessary to the defense of such claim or Legal Proceeding;

                  (c) the Shareholders shall keep Parent informed of all material developments and events relating to such claim or Legal Proceeding;

                  (d) Parent shall have the right to participate in the defense of such claim or Legal Proceeding;

                  (e) the Shareholders shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of Parent, which consent shall not be unreasonably withheld; and

                  (f) Parent may at any time assume the defense of such claim or Legal Proceeding if (i) the Shareholders shall fail to comply with any of their obligations under this Section 4.5 (including their obligation to defend any claim or Legal Proceeding in a diligent manner), or (ii) Parent, after consultation with its counsel, determines that the control of the defense by the Shareholders would give rise to a conflict of interest or would otherwise be inappropriate with respect to such claim or Legal Proceeding.

         4.6 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) and the Shareholders' Agent shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

         4.7 INDEMNIFICATION BY PARENT. Parent shall hold harmless and indemnify each of the Shareholders from and against, and shall compensate and reimburse each of the Shareholders


                                      33.

for, any Damages which are suffered or incurred by any of the Shareholders or to which any of the Shareholders may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a direct or indirect result of, or are directly or indirectly connected with (i) any Breach of any representation or warranty made by Parent in Section 3 of this Agreement, (ii) any Breach of any covenant or obligation of Parent set forth in this Agreement, and (iii) any Legal Proceeding relating to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)" and "(ii) of this sentence.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES AND MISCELLANEOUS PROVISIONS

         5.1 STOCK OPTIONS.

                  (a) Subject to Section 5.1(b), at the Effective Time, each Company Option which is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the terms of the stock option agreement by which it is evidenced in a manner consistent with the requirements of Section 422 of the Code. Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock to be subject to each assumed Company Option shall be equal to the product of (A) the number of shares of Company Common Stock subject to the original Company Option and (B) the Exchange Ratio (rounded down to the nearest whole share); (iii) the exercise price per share of Parent Common Stock under the assumed Company Option shall be equal to the quotient of (A) the exercise price per share of Company Common Stock under the original Company Option divided by the Exchange Ratio (rounded up to the nearest whole cent); and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; PROVIDED, HOWEVER, that each Company Option assumed by Parent in accordance with this
Section 5.1(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. The adjustments provided herein with respect to any Company Options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code. Parent shall file with the SEC, no later than 60 days after the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 5.1(a).

                  (b) With the exception of the Company Options set forth on
Part 2.3(b) of the Disclosure Schedule, Parent shall not assume any stock options, warrants or other convertible securities of the Company, and all such options, warrants and other convertible securities shall terminate at the Effective Time.

                  (c) Prior to the Effective Time, the Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise)


                                      34.

to effectuate the provisions of this Section 5.1 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.1.

         5.2 AFFILIATE AGREEMENTS. Each Shareholder shall execute and deliver to the Parent, and the Company shall use all reasonable efforts to cause each Person identified in Part 2.22 of the Company Disclosure Schedule and each other Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, an Affiliate Agreement in the form of Exhibit K.

         5.3 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (at or after the date hereof) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         5.4 FEES AND EXPENSES. Subject to Section 4, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement,
(b) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (c) the consummation of the Merger; PROVIDED, HOWEVER, the fees and expenses incurred by or on behalf of the Company shall be paid jointly and severally by the Shareholders.

         5.5 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         5.6 SHAREHOLDERS' AGENT. The Shareholders hereby irrevocably appoint Ronald C. Crane as their agent and attorney-in-fact for purposes of Section 4, the Escrow Agreement and the Registration Rights Agreement (the "Shareholders' Agent"), and Ronald C. Crane hereby accepts his appointment as the Shareholders' Agent and the Shareholders' attorney-in-fact. Parent shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to Section 4, the Escrow Agreement and the Registration Rights Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Shareholder by the Shareholders' Agent, as fully binding upon such Shareholder. If the Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Shareholders, then the Shareholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such


                                      35.

successor shall become the "Shareholders' Agent" for purposes of Section 4, this
Section 5.6, the Escrow Agreement and the Registration Rights Agreement. If for any reason there is no Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the Shareholders.

         5.7 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) the first business day after sent by registered mail, by courier or express delivery service or by facsimile, in any case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to Parent, Merger Sub or the Surviving Corporation:

                           SBE, Inc.
                           4550 Norris Canyon Road
                           San Ramon, CA 94583-1369
                           Attention:    Timothy J. Repp
                           Facsimile:    925-355-2033

                           with a copy to:

                           Cooley Godward LLP
                           One Maritime Plaza, 20th Floor
                           San Francisco, CA  94111-3850
                           Attention:   Jodie M. Bourdet
                           Facsimile: (415) 951-3699

                  if to any of the Shareholders:

                           c/o LAN Media Corporation
                           686 West Maude Avenue, Suite 102
                           Sunnyvale, CA 94086
                           Attention:  Ronald C. Crane
                           Facsimile: (408) 991-7230

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           Two Embarcadero Place
                           2200 Geng Road
                           Palo Alto, CA 94303
                           Attention:   Warren T. Lazarow
                           Facsimile: (650) 496-2733

         5.8 CONFIDENTIALITY. On and at all times after the Effective Time (a) each Shareholder shall keep confidential, and shall not use or disclose to any other Person, any


                                      36.

non-public document or other non-public information in such Shareholder's possession that relates to the business of the Company or Parent, and (b) each Shareholder shall continue to keep the terms of this Agreement and the other agreements, documents and instruments referred to in or contemplated by this Agreement strictly confidential.

         5.9 REVOCATION OF ADEA WAIVER AND RELEASE. Each Shareholder executed in
Section 4(b) of the Shareholder Representation Letter a release and waiver of his rights under the Federal Age Discrimination in Employment Act of 1967, as amended (the "EDEA Waiver and Release"). In the event that any of the Shareholders revokes his ADEA Release and Waiver within seven days following the execution of his Shareholder Representation Letter, the Escrow Agent shall release to Parent all the Escrow Shares held by the Escrow Agent in the Escrow Account, and the Shareholders shall relinquish all rights with respect to the Escrow Shares.

         5.10 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         5.11 HEADINGS. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         5.12 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         5.13 GOVERNING LAW; VENUE.

                  (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

                  (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of San Francisco, State of California. Each party to this Agreement:

                           (i) expressly and irrevocably consents and submits to
the jurisdiction of each state and federal court located in the County of San Francisco, State of California (and each appellate court located in the County of San Francisco, State of California) in connection with any such legal proceeding;

                           (ii) agrees that each state and federal court located
in the County of San Francisco, State of California shall be deemed to be a convenient forum; and

                           (iii) agrees not to assert (by way of motion, as a
defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Francisco, State of California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.


                                      37.

                  (c) Nothing contained in Section 5.13(b) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against any of the Shareholders in any other forum or jurisdiction.

         5.14 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Shareholders; Parent; the other Indemnitees (subject to Section 4.6); and the respective successors and assigns (if any) of the foregoing. Any Indemnitee may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section
4), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         5.15 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. Except as set forth in
Section 4.3, the rights and remedies of the parties hereto shall be cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party including specific performance and/or injunctive relief, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Neither Parent nor any other Indemnitee shall be required to provide any bond or other security in connection with any injunction or decree or order of specific performance or in connection with any related action or Legal Proceeding.

         5.16 WAIVER.

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         5.17 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         5.18 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.


                                      38.

         5.19 PARTIES IN INTEREST. Except for the provisions of Section 4, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         5.20 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

         5.21 CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


                                      39.

         The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                     SBE, INC.,
                                     a Delaware corporation

                                     /s/ Timothy J. Repp
                                     -------------------------------------------
                                     Timothy J. Repp
                                     Chief Financial Officer and Vice President,
                                     Finance

                                     TELECOM ACQUISITION SUB, INC.,
                                     a Delaware corporation

                                     /s/ Timothy J. Repp
                                     -------------------------------------------
                                     Timothy J. Repp
                                     President and Secretary

                                     LAN MEDIA CORPORATION,
                                     a California corporation

                                     /s/ Ronald C. Crane
                                     -------------------------------------------
                                     Ronald C. Crane
                                     President and Chief Executive Officer


                                      40.

                                     /s/ Ronald C. Crane
                                     -------------------------------------------
                                     RONALD C. CRANE

                                     /s/ David Boggs
                                     -------------------------------------------
                                     DAVID BOGGS

                                     /s/ John Marman
                                     -------------------------------------------
                                     JOHN MARMAN

                                     /s/ William S. Gunn
                                     -------------------------------------------
                                     WILLIAM S. GUNN

                                     /s/ David E. DuPuy
                                     -------------------------------------------
                                     DAVID E. DUPUY

                                     /s/ Robert Rolla
                                     -------------------------------------------
                                     ROBERT ROLLA


                                      41.

                                    EXHIBIT A

                             PRINCIPAL SHAREHOLDERS

NAME                                                      SHARES OF COMMON STOCK

Ronald C. Crane                                           2,814,000

David Boggs                                               285,329

William S. Gunn                                           15,476

David E. DuPuy                                            471,429

John Marman                                               260,000

Robert Rolla                                              110,000

                                    EXHIBIT B

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit B):

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit B is attached (including the Disclosure Schedule), as it may be amended from time to time.

         BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (i) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (ii) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is bound or under which the Company has any obligation; or (c) under which the Company has acquired any right or interest.

         COMPANY EMPLOYEE. "Company Employee" shall mean any Person who is employed by the Company as of the date of this Agreement.

         COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written or oral agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Principal Shareholders.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any


                                       1.

restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         FINAL SHARE PRICE. "Final Share Price" shall mean the average closing price of a share of Parent Common Stock on the Nasdaq National Market for the twenty trading days ending three days prior to the date of the Agreement.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if: such individual is actually aware of such fact or other matter (which shall be deemed to include (i) facts that the individual has learned; (ii) facts that in the ordinary course of the Company's business have been reported to the individual; and (iii) facts that are ordinarily maintained as part of the individual's business files (both computer and hard files). The Company shall be deemed to have "Knowledge" of a particular fact or other matter if any officer or employee of the Company has Knowledge of such fact or other matter.

         INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; PROVIDED, HOWEVER, that the Shareholders shall not be deemed to be "Indemnitees."

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by


                                       2.

or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITY. "Liability" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or customer relationships.

         PARENT COMMON STOCK. "Parent Common Stock" shall mean the common stock of Parent.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how related to the business of the Company, customer list, franchise, system, computer software (other than third-party "off the shelf" software), source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or


                                       3.

amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.


                                       4.